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                                                                Exhibit 10(a)(7)

                                PROMISSORY NOTE

$85,000.00                                              Date: December 12, 1995


For value received, the undersigned, Health Shields Corporation ("the Promisor") promises to pay to the order of Ramsay-Hughes, Inc., (the "Payee"); at 602 Main Street, Cincinnati, Ohio 45202, (or at such other place as the Payee may designate in writing) the sum of $85,000.00 with interest from December 15, 1995, on the unpaid principal at the rate of 8.00% annually.

The unpaid principal shall be payable in full on March 15, 1996 (the "Due
Date").

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

The Promisor reserves the right to prepay this Note by making payment in full of the then remaining unpaid principal and accrued interest.

If any payment obligation under this Note is not paid when due, the Promisor promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

If any of the following events of default occur, this Note and any other obligations of the Promisor to the Payee, shall become due immediately, without demand or notice:

     1) the failure of the Promisor to pay the principal and any accrued interest in full on or before the Due Date;

     2) the filing of bankruptcy proceedings involving the Promisor as a Debtor;

     3)  the application for appointment of a receiver for the Promisor;

     4) the making of a general assignment for the benefit of the Promisor's creditors;

     5)  the insolvency of the Promisor; or

     6) the misrepresentation by the Promisor to the Payee for the purpose of obtaining or extending credit.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Promisor waives presentment for payment, protest, and notice of protest and nonpayment of this Note.


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No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee's option.

This Note shall be construed in accordance with the laws of the State of Ohio.

Signed this 13th day of December, 1995, at Cincinnati, Ohio.

Health Shields Corporation

By: /s/ T. J. TULLY
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    T.J. Tully, Chairman, CEO